Exhibit 99.1

INNOSPEC REPORTS THIRD QUARTER 2025 FINANCIAL RESULTS

Continued strength in Fuel Specialties offsetting lower than expected results in our other business segments

Focused on delivering sequential gross margin and operating income growth in Performance Chemicals and Oilfield Services

Strong cash flow of $39.3 million generated from operations; Net cash improves to $270.8 million

GAAP EPS 52 cents per share and adjusted non-GAAP EPS $1.12

Semi Annual dividend increased by 10 percent: $10.7 million in share repurchases made in the quarter

Englewood, CO – November 4, 2025 – Innospec Inc. (NASDAQ: IOSP) today announced its financial results for the third quarter ended September 30, 2025 and declared a semi-annual dividend of 87 cents per common share for the second half of 2025, which will be paid on November 26, 2025 to shareholders of record as of November 18, 2025. This brings the annual dividend to $1.71 per share, a 10 percent increase over 2024.

Total revenues for the third quarter were $441.9 million, similar to $443.4 million in the corresponding period last year. Net income for the quarter was $12.9 million or 52 cents per diluted share, compared to $33.4 million or $1.33 per diluted share recorded last year.

Our headline results for the quarter include $24.4 million in charges, which had a negative EPS impact of 57 cents. These charges are composed of $42.9 million of asset and intangible impairments and restructuring charges related to the expected lack of near-term recovery in QGP, our Mexican oilfield production business and our US stimulation business, offset by an $18.5 million reduction to the fair value of contingent consideration associated with the 2023 acquisition of QGP.

Adjusted EBITDA for the quarter was $44.2 million compared to $50.5 million reported in the same period a year ago. Innospec generated cash from operating activities of $39.3 million, before capital expenditures of $22.2 million in the quarter. The quarter closed with net cash of $270.8 million.

Results for this quarter include some special items, which are summarized in the table below. Excluding these items, adjusted non-GAAP EPS in the third quarter was $1.12 per diluted share, compared to $1.35 per diluted share a year ago.

Adjusted EBITDA, income before income taxes excluding special items and net income excluding special items and related per-share amounts together with net cash, are non-GAAP financial measures that are defined and reconciled with GAAP results herein and in the schedules below.

	Quarter ended September 30, 2025			Quarter ended September 30, 2024

(in millions, except share and per share data)	Income before income taxes	Net income	Diluted EPS	Income before income taxes	Net income	Diluted EPS

Reported GAAP amounts	$11.5	$12.9	$0.52	$44.8	$33.4	$1.33

Impairment of property, plant and equipment	22.9	18.1	0.73	-	-	-

Adjustment to fair value of contingent consideration	(17.7)	(17.7)	(0.71)	0.7	0.5	0.02

Impairment of intangible assets	19.1	14.0	0.56	-	-	-

Foreign currency exchange losses/(gains)	(3.2)	(2.4)	(0.10)	4.1	3.1	0.12

Amortization of acquired intangible assets	2.2	1.7	0.07	3.0	2.3	0.09

Legacy costs of closed operations	1.0	0.8	0.03	1.0	0.8	0.03

Restructuring charge	0.9	0.6	0.02	-	-	-

Recovery of historical pension costs	-	-	-	(8.4)	(6.3)	(0.25)

Settlement of historical tax audits	-	-	-	-	1.3	0.05

Adjustment of income tax provisions	-	-	-	-	(0.9)	(0.04)

	25.2	15.1	0.60	0.4	0.8	0.02

Adjusted non-GAAP amounts	$36.7	$28.0	$1.12	$45.2	$34.2	$1.35

Commenting on the third quarter results, Patrick S. Williams, President and Chief Executive Officer, said,

“This was a mixed quarter for Innospec with continued strong operating income growth and margin expansion in Fuel Specialties, offsetting lower results in Performance Chemicals and Oilfield Services.

Performance Chemicals sales grew on the prior year; however, gross margins declined as expected on higher costs, price management and weaker product mix. While these results are below our expectations, margin actions are beginning to take effect, and we are optimistic that this will drive sequential improvement in the fourth quarter. Delivering sustainable margin improvement remains the primary focus of the business team.

Fuel Specialties had another strong quarter with improved gross margins and a double-digit increase in operating income over the prior year. As expected, the business has continued to deliver consistent results.

Oilfield Services operating income declined sequentially and versus the prior year on lower than anticipated Middle East activity due to timing and phasing. We are optimistic that we will deliver sequential operating income and margin improvement in the fourth quarter as Middle East activity returns, our new DRA expansion comes online and our focus on margin improvement continues. Our outlook does not assume any resumption of Mexican sales.”

Revenues in Performance Chemicals of $170.8 million were up 4 percent over the third quarter of last year. Volumes fell by 2 percent offset by a positive price/mix of 3 percent and favorable currency impact of 3 percent. Gross margins of 15.1 percent decreased by 7.0 percentage points from the same quarter last year. Operating income of $9.2 million decreased 54 percent from $20.0 million in the prior year period.

Revenues in Fuel Specialties of $172.0 million were up 4 percent from $165.8 million in the third quarter of last year. Volumes were down 7 percent offset by a positive price/mix of 7 percent and favorable currency impact of 4 percent. Gross margins of 35.6 percent increased by 2.0 percentage points over last year. Operating income of $35.3 million was up 14 percent from $30.9 million a year ago.

Revenues in Oilfield Services of $99.1 million for the quarter were down 13 percent from $114.0 million in the third quarter of last year. Gross margins of 30.0 percent increased by 1.7 percentage points from the same quarter last year on a richer sales mix. Operating income of $4.8 million decreased 32 percent from $7.1 million in the prior year period.

Corporate costs for the quarter were $18.2 million, compared with $11.8 million a year ago which included an $8.4 million recovery of historic pension costs. The adjusted effective tax rate for the quarter was 22.5 percent compared to 24.6 percent in the same period last year, due to the geographical mix of taxable profits.

For the quarter, cash provided by operating activities was $39.3 million compared to $73.5 million a year ago. As of September 30, 2025, Innospec had $270.8 million in cash and cash equivalents and no debt.

Mr. Williams concluded,

“We continue to prioritize gross margin and operating income improvement in Performance Chemicals and Oilfield Services. In both segments, we are optimistic that we will deliver sequential growth in the coming quarters. We remain focused on a combination of sales, price/cost actions, new technology commercialization and other improvement opportunities. In addition, we expect Fuel Specialties to continue to deliver strong results.

Operating cash generation was again positive in the quarter, and our net cash position closed at over $270 million. We have significant balance sheet flexibility for M&A, dividend growth, organic investment and buybacks. This quarter our Board approved a further 10 percent increase in our semi-annual dividend to 87 cents per share, and we continued our record of returning value to shareholders with $10.7 million in share repurchases.”

Use of Non-GAAP Financial Measures

The information presented in this press release includes financial measures that are not calculated or presented in accordance with Generally Accepted Accounting Principles in the United States (GAAP). These non-GAAP financial measures comprise adjusted EBITDA, income before income taxes excluding special items, net income excluding special items and related per share amounts together with net cash. Adjusted EBITDA is net income per our consolidated financial statements adjusted for the exclusion of interest income, net, income taxes, depreciation and amortization, recovery of historical pension costs, foreign currency exchange (gains)/losses, legacy costs of closed operations, adjustment to fair value of contingent consideration, restructuring charge, impairment of property, plant and equipment and impairment of intangible assets. Income before income taxes, net income and diluted EPS, excluding special items, per our consolidated financial statements are adjusted for the exclusion of impairment of property, plant and equipment, adjustment to fair value of contingent consideration, impairment of intangible assets, foreign currency exchange (gains)/losses, amortization of acquired intangible assets, legacy costs of closed operations, restructuring charge, recovery of historical pension costs, settlement of historical tax audits and adjustment of income tax provisions. Net cash is cash and cash equivalents less total debt. Reconciliations of these non-GAAP financial measures to their most directly comparable GAAP financial measures are provided herein and in the schedules below. The Company believes that such non-GAAP financial measures provide useful information to investors and may assist them in evaluating the Company’s underlying performance and identifying operating trends. In addition, these non-GAAP measures address questions the Company routinely receives from analysts and investors and the Company has determined that it is appropriate to make this data available to all investors. While the Company believes that such measures are useful in evaluating the Company’s performance, investors should not consider them to be a substitute for financial measures prepared in accordance with GAAP. In addition, these non-GAAP financial measures may differ from similarly titled non-GAAP financial measures used by other companies and do not provide a comparable view of the Company’s performance relative to other companies in similar industries. Management uses adjusted EPS (the most directly comparable GAAP financial measure for which is GAAP EPS) and net income excluding special items and adjusted EBITDA (the most directly comparable GAAP financial measure for which is GAAP net income) to allocate resources and evaluate the performance of the Company’s operations and has provided a reconciliation of adjusted EBITDA and net income excluding special items, and related per share amounts, to GAAP net income herein and in the schedules below.

About Innospec Inc.

Innospec Inc. is an international specialty chemicals company with approximately 2,450 employees in 22 countries. Innospec manufactures and supplies a wide range of specialty chemicals to markets in the Americas, Europe, the Middle East, Africa and Asia-Pacific. The Performance Chemicals business creates innovative technology-based solutions for our customers in the Personal Care, Home Care, Agrochemical, Mining and Industrial markets. The Fuel Specialties business specializes in manufacturing and supplying fuel additives that improve fuel efficiency, boost engine performance and reduce harmful emissions. Oilfield Services provides specialty chemicals to all elements of the oil and gas exploration and production industry.

Forward-Looking Statements

This press release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts included or incorporated herein may constitute forward-looking statements. Such forward-looking statements include statements (covered by words like “expects,” “estimates,” “anticipates,” “may,” “could,” “believes,” “feels,” “plans,” “intends,” “outlook” or similar words or expressions, for example) which relate to earnings, growth potential, operating performance, events or developments that we expect or anticipate will or may occur in the future. Although forward-looking statements are believed by management to be reasonable when made, they are subject to certain risks, uncertainties and assumptions, and our actual performance or results may differ materially from these forward-looking statements. Additional information regarding risks, uncertainties and assumptions relating to Innospec and affecting our business operations and prospects are described in Innospec’s Annual Report on Form 10-K for the year ended December 31, 2024, Innospec’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2025 and other reports filed with the U.S. Securities and Exchange Commission. You are urged to review our discussion of risks and uncertainties that could cause actual results to differ from forward-looking statements under the heading “Risk Factors” in such reports. Innospec undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts:

Corbin Barnes

Innospec Inc.

+44-151-355-3611

corbin.barnes@innospecinc.com

INNOSPEC INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

Schedule 1

(in millions, except share and per share data)		Three Months Ended September 30				Nine Months Ended September 30
		2025		2024		2025		2024

Net sales	$	441.9	$	443.4	$	1,322.4	$	1,378.6
Cost of goods sold		(325.2)		(319.3)		(957.4)		(971.9)

Gross profit		116.7		124.1		365.0		406.7

Operating expenses:
Selling, general and administrative		(71.9)		(64.3)		(215.8)		(226.4)
Research and development		(13.7)		(13.6)		(40.0)		(41.6)
Adjustment to fair value of contingent consideration		17.7		(0.7)		16.2		(2.1)
Restructuring charge		(0.9)		-		(0.9)		-
Impairment of property, plant and equipment		(22.9)		-		(22.9)		-
Impairment of intangible assets		(19.1)		-		(19.1)		-
Profit on disposal of property, plant and equipment		-		0.1		0.2		0.2

Total operating expenses		(110.8)		(78.5)		(282.3)		(269.9)

Operating income		5.9		45.6		82.7		136.8
Other income/(expense), net		3.4		(3.5)		(2.2)		0.1
Interest income, net		2.2		2.7		7.3		6.9

Income before income taxes		11.5		44.8		87.8		143.8
Income taxes		1.4		(11.4)		(18.6)		(37.8)

Net income	$	12.9	$	33.4	$	69.2	$	106.0

Earnings per share:
Basic	$	0.52	$	1.34	$	2.78	$	4.25
Diluted	$	0.52	$	1.33	$	2.76	$	4.22

Weighted average shares outstanding (in thousands):
Basic		24,834		24,941		24,914		24,926
Diluted		24,909		25,101		25,045		25,103

INNOSPEC INC. AND SUBSIDIARIES

Schedule 2A

SEGMENTAL ANALYSIS OF RESULTS		Three Months Ended September 30				Nine Months Ended September 30
(in millions)		2025		2024		2025		2024

Net sales:
Performance Chemicals	$	170.8	$	163.6	$	513.0	$	484.5
Fuel Specialties		172.0		165.8		507.4		509.3
Oilfield Services		99.1		114.0		302.0		384.8

		441.9		443.4		1,322.4		1,378.6

Gross profit:
Performance Chemicals		25.8		36.1		91.6		110.0
Fuel Specialties		61.2		55.7		184.9		173.9
Oilfield Services		29.7		32.3		88.5		122.8

		116.7		124.1		365.0		406.7

Operating income:
Performance Chemicals		9.2		20.0		43.3		62.3
Fuel Specialties		35.3		30.9		107.6		94.7
Oilfield Services		4.8		7.1		15.1		31.3
Corporate costs		(18.2)		(11.8)		(56.8)		(49.6)

		31.1		46.2		109.2		138.7
Adjustment to fair value of contingent consideration		17.7		(0.7)		16.2		(2.1)
Restructuring charge		(0.9)		-		(0.9)		-
Impairment of property, plant and equipment		(22.9)		-		(22.9)		-
Impairment of intangible assets		(19.1)		-		(19.1)		-
Profit on disposal of property, plant and equipment		-		0.1		0.2		0.2

Total operating income	$	5.9	$	45.6	$	82.7	$	136.8

Schedule 2B

NON-GAAP MEASURES		Three Months Ended September 30				Nine Months Ended September 30
(in millions)		2025		2024		2025		2024

Net income	$	12.9	$	33.4	$	69.2	$	106.0
Interest income, net		(2.2)		(2.7)		(7.3)		(6.9)
Income taxes		(1.4)		11.4		18.6		37.8
Depreciation and amortization		11.9		11.0		34.2		32.3
Recovery of historical pension costs		-		(8.4)		-		(8.4)
Foreign currency exchange (gains)/losses		(3.2)		4.1		1.1		3.1
Legacy costs of closed operations		1.0		1.0		4.8		2.6
Adjustment to fair value of contingent consideration		(17.7)		0.7		(16.2)		2.1
Restructuring charge		0.9		-		0.9		-
Impairment of property, plant and equipment		22.9		-		22.9		-
Impairment of intangible assets		19.1		-		19.1		-

Adjusted EBITDA		44.2		50.5		147.3		168.6

Schedule 3

INNOSPEC INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(in millions)		September 30, 2025		December 31, 2024

Assets

Current assets:
Cash and cash equivalents	$	270.8	$	289.2
Trade and other accounts receivable		349.5		341.7
Inventories		345.2		301.0
Prepaid expenses		8.7		21.0
Prepaid income taxes		10.5		3.1
Other current assets		4.1		0.6

Total current assets		988.8		956.6

Net property, plant and equipment		278.6		269.7
Operating lease right-of-use assets		49.0		44.8
Goodwill		399.8		382.5
Other intangible assets		63.3		65.4
Deferred tax assets		8.9		9.4
Pension asset		-		2.4
Other non-current assets		11.0		3.9

Total assets	$	1,799.4	$	1,734.7

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable		$162.2		$163.8
Accrued liabilities		167.3		169.1
Current portion of operating lease liabilities		16.0		13.9
Current portion of plant closure provisions		5.0		5.0
Accrued income taxes		5.6		19.6

Total current liabilities		356.1		371.4

Operating lease liabilities, net of current portion		33.0		31.0
Plant closure provisions, net of current portion		63.2		55.3
Deferred tax liabilities		14.1		23.5
Pension liabilities and post-employment benefits		13.8		13.1
Acquisition-related contingent consideration		8.2		20.1
Other non-current liabilities		8.1		4.2
Equity		1,302.9		1,216.1

Total liabilities and equity	$	1,799.4	$	1,734.7

Schedule 4

INNOSPEC INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

		Nine Months Ended September 30
(in millions)		2025		2024

Cash Flows from Operating Activities

Net income	$	69.2	$	106.0
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization		34.2		32.6
Adjustment to fair value of contingent consideration		(14.9)		2.1
Impairment of property, plant and equipment		22.9		-
Impairment of intangible assets		19.1		-
Deferred taxes		(10.6)		0.6
Profit on disposal of property, plant and equipment		(0.2)		(0.2)
Non-cash movements on defined benefit pension plans		2.6		(2.5)
Stock option compensation		5.0		6.4
Changes in working capital		(24.4)		11.9
Movements in plant closure provisions		1.1		-
Movements in income taxes		(19.9)		1.5
Movements in unrecognized tax benefits		-		(3.8)
Movements in other assets and liabilities		(7.2)		4.2

Net cash provided by operating activities		76.9		158.8

Cash Flows from Investing Activities

Capital expenditures		(35.7)		(29.3)
Proceeds on disposal of property, plant and equipment		0.4		0.3
Business combinations, net of cash acquired		(2.0)		(0.2)
Internally developed software		(18.6)		(12.2)

Net cash used in investing activities		(55.9)		(41.4)

Cash Flows from Financing Activities

Non-controlling interest		1.0		1.7
Refinancing costs		-		(0.3)
Dividend paid		(20.8)		(19.0)
Issue of treasury stock		0.4		0.8
Repurchase of common stock		(23.9)		(0.7)

Net cash used in financing activities		(43.3)		(17.5)

Effect of foreign currency exchange rate changes on cash		3.9		0.2

Net change in cash and cash equivalents		(18.4)		100.1
Cash and cash equivalents at beginning of period		289.2		203.7

Cash and cash equivalents at end of period	$	270.8	$	303.8